EXHIBIT 23.1

                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                November 17, 1998

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:      Oak Tree Medical Systems, Inc.

Dear Sir or Madam:

       This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on November 18, 1998, or as soon thereafter as is reasonably practicable.

                                            Very truly yours,

                                            RICHARD P. GREENE, P.A.

                                            /s/ RICHARD P. GREENE
                                            ------------------------------------
                                            Richard P. Greene
                                            For the Firm

RPG/evb